As filed with the Securities and Exchange Commission on June 3, 2010
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NTN Buzztime, Inc.
(Exact name of registrant as specified in its charter)

Delaware	31-1103425
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

5966 La Place Court, Carlsbad, California 92008
(Address of Principal Executive Offices)

2010 Performance Incentive Plan
(Full title of the plan)

Michael Bush
Chief Executive Officer
NTN Buzztime, Inc.
5966 La Place Court
Carlsbad, California 92008
(Name and address of agent for service)

(760) 438-7400
(Telephone number, including area code, of agent for service)

Copies to:
Kirt W Shuldberg, Esq.
Sheppard, Mullin, Richter & Hampton LLP
12275 El Camino Real, Suite 200
San Diego, California 92130-2006

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock to be issued pursuant to the NTN Buzztime, Inc. 2010 Performance Incentive Plan	6,000,000 shares	$0.52	$3,120,000	$222.46
_________________________________
(1)
Pursuant to Rule 416, this registration statement shall also cover any additional shares of common stock which become issuable under the NTN Buzztime, Inc. 2010 Performance Incentive Plan by reason of any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the registrant’s outstanding shares of common stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933.  The price per share and aggregate offering price are based upon the average of the high and low sales price on the NYSE Amex on June 2, 2010.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

As permitted by the rules of the Securities and Exchange Commission, this registration statement omits the information specified in Part I of Form S-8.  Document(s) containing the information required by Part I of this registration statement will be sent or given to participants in the plan subject to this registration statement as specified by Rule 428(b)(1) under the Securities Act of 1933 (the “Securities Act”).  Such document(s) are not filed with the SEC pursuant to Rule 424 under the Securities Act.  Such document(s) and the documents incorporated by reference pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed or to be filed with the Securities and Exchange Commission (the “Commission”) by the registrant are incorporated by reference in this registration statement:

(a)           The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

(b)           The registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2010;

(c)           The registrant's Current Reports on Form 8-K filed with the Commission on January 15, 2010, February 8, 2010, April 5, 2010, April 15, 2010 and April 21, 2010; and

(d)           The description of the registrant's common stock contained in the registrant's registration statement on Form 8-A, registering the registrant's common stock under the Securities Exchange Act of 1934 (the “Exchange Act”), filed with the Commission on October 14, 1992, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock offered under this registration statement have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents except as to any portion of any future annual, quarterly or current report that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the DGCL also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation.  In addition, the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.  The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

The Seventh Article of the Registrant’s Amended and Restated Certificate of Incorporation, as amended (Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q as filed with the SEC on August 11, 2008) provides that the Registrant shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Registrant, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another Registrant, partnership, joint venture, trust or other enterprise.  To the full extent permitted by law, the indemnification provided by the Amended and Restated Certificate of Incorporation shall include expenses (including attorneys’ fees) in any action, suit or proceeding, or in connection with any appeal therein, judgments, fines and amounts paid in settlement, and in the manner provided by law any such expenses may be paid by the Registrant in advance of the final disposition of such action, suit or proceeding.   Article Seventh of the Registrant’s Amended and Restated Certificate of Incorporation further provides that, to the extent permitted by law, no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 174 of the Delaware General Corporation Law (“DGCL”); or (iv) for any transaction from which the director derived an improper personal benefit.

The Sixth Article of the Registrant’s Bylaws, as amended (Exhibit 3.5 of the Registrant’s Quarterly Report on Form 10-Q as filed with the SEC on March 26, 2008) provides that each person who was or is made a party to or is threatened to be made a party to, witness or other participant in any action, suit or proceeding, whether civil, criminal,  administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Registrant, whether the basis of the proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, the Registrant shall not indemnify any such person in connection with a proceeding (i) initiated by such person against the Registrant or any director or officer of the Registrant unless the Registrant has joined in or consented to the initiation of such proceeding or (ii) made on account of such person’s conduct which constitutes a breach of such person’s duty of loyalty to the Registrant or its stockholders, or is an act or omission not in good faith which involves intentional misconduct or a knowing violation of the law.

Pursuant to separate indemnification agreements with the Registrant, the Registrant has agreed to indemnify each of its directors and executive officers if such person is a party to, threatened to be made a party to or otherwise involved in any proceeding, by reason of the fact that such person is or was a director and/or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses actually and reasonably incurred by the person in connection with the defense or settlement of such proceeding, provided it is determined that such person acted in good faith and in a manner that he/she reasonably believed to be in or not opposed to the best interests of the Registrant and, in the case of a criminal proceeding, had no reasonable cause to believe that his/her conduct was unlawful and, in the case of a proceeding by the Registrant itself to procure a judgment in its favor, that the court in any such proceeding determines upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits

Exhibit No.	Document Description	Incorporation by Reference
4.1	Amended and Restated Certificate of Incorporation, as amended	Previously filed as an exhibit to the Company's report on Form 10-Q for the quarter ended June 30, 2008 and incorporated herein by reference.
4.2	Bylaws of the Company, as amended	Previously filed as an exhibit to the Company's report on Form 10-K for the fiscal year ended December 31, 2007 and incorporated herein by reference.
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP	Filed herewith.
23.1	Consent of Mayer Hoffman McCann P.C.	Filed herewith.
23.2	Consent of Sheppard, Mullin, Richter & Hampton LLP	Contained in the opinion of counsel filed as Exhibit 5.1 to this registration statement.
24.1	Power of Attorney	Set forth on the signature page of this registration statement.
99.1	NTN Buzztime, Inc. 2010 Performance Incentive Plan	Previously filed as an exhibit to the Company's 2010 annual proxy statement on Schedule 14A filed with the Commission on April 30, 2010
99.2	Form of Incentive Stock Option Agreement	Previously filed as an exhibit to the Company's report on Form 10-Q for the quarter ended March 31, 2010 and incorporated herein by reference.
99.3	Form of Nonstatutory Stock Option Agreement	Previously filed as an exhibit to the Company's report on Form 10-Q for the quarter ended March 31, 2010 and incorporated herein by reference.
99.4	Form of Nonstatutory Stock Option Agreement for Non-Employee Directors	Filed herewith.

Item 9.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

                       (ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, However, that subsections (i) and (ii) next above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carlsbad, State of California, on this 2nd day of June, 2010.

NTN Buzztime, Inc.

By: /s/ Michael Bush

Michael Bush
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and/or officers of NTN Buzztime, Inc., hereby severally constitute and appoint Michael Bush, Chief Executive Officer, and Kendra Berger, Chief Financial Officer, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, the registration statement on Form S-8 filed with the Commission, and any and all amendments to such registration statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act in connection with the registration under the Securities Act of the registrant’s equity securities, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act this registration statement has been signed by the following persons in the capacities indicated below.

Signature	Title(s)	Date

/s/ MICHAEL J. BUSH	Chief Executive Officer (Principal Executive Officer) and Director	June 2, 2010
Michael J. Bush

/s/ KENDRA BERGER Kendra Berger	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Secretary	June 2, 2010

/s/ JEFF BERG Jeff Berg	Director and Chairman of the Board	June 2, 2010

/s/ MARY BETH LEWIS	Director	June 2, 2010
Mary Beth Lewis

/s/ TERRY A. BATEMAN Terry A. Bateman	Director	June 2, 2010

INDEX TO EXHIBITS

Exhibit No.	Document Description	Incorporation by Reference
4.1	Amended and Restated Certificate of Incorporation, as amended	Previously filed as an exhibit to the Company's report on Form 10-Q for the quarter ended June 30, 2008 and incorporated herein by reference.
4.2	Bylaws of the Company, as amended	Previously filed as an exhibit to the Company's report on Form 10-K for the fiscal year ended December 31, 2007 and incorporated herein by reference.
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP	Filed herewith.
23.1	Consent of Mayer Hoffman McCann P.C.	Filed herewith.
23.2	Consent of Sheppard, Mullin, Richter & Hampton LLP	Contained in the opinion of counsel filed as Exhibit 5.1 to this registration statement.
24.1	Power of Attorney	Set forth on the signature page of this registration statement.
99.1	NTN Buzztime, Inc. 2010 Performance Incentive Plan	Previously filed as an exhibit to the Company's report on Form 10-Q for the quarter ended March 31, 2010 and incorporated herein by reference.
99.2	Form of Incentive Stock Option Agreement	Previously filed as an exhibit to the Company's report on Form 10-Q for the quarter ended March 31, 2010 and incorporated herein by reference.
99.3	Form of Nonstatutory Stock Option Agreement	Previously filed as an exhibit to the Company's report on Form 10-Q for the quarter ended March 31, 2010 and incorporated herein by reference.
99.4	Form of Nonstatutory Stock Option Agreement for Non-Employee Directors	Filed herewith.